Exhibit 99.2
Lancaster Colony Corporation
Consolidated Statements of Income
(Unaudited)
The following table reflects the reclassification of fiscal 2008 quarterly amounts for the discontinued operations presentation of our sold automotive operations:

	Fiscal 2008				Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	2008

Net Sales	$243,958	$269,447	$230,826	$236,684	$980,915

Cost of Sales	199,126	225,837	199,152	199,459	823,574

Gross Margin	44,832	43,610	31,674	37,225	157,341

Selling, General & Administrative Expenses	21,042	21,217	19,397	19,095	80,751
Restructuring and Impairment Charge	136	46	—	1,071	1,253

Operating Income	23,654	22,347	12,277	17,059	75,337

Interest Income and Other — Net	(803)	1,808	(323)	(351)	331

Income From Continuing Operations Before Income Taxes	22,851	24,155	11,954	16,708	75,668

Taxes Based on Income	8,204	8,881	3,952	6,192	27,229

Income From Continuing Operations	14,647	15,274	8,002	10,516	48,439

Discontinued Operations, Net of Tax:
Income From Discontinued Operations	923	724	783	203	2,633
Loss on Sale of Discontinued Operations	—	—	(159)	(13,293)	(13,452)

Total Discontinued Operations	923	724	624	(13,090)	(10,819)

Net Income (Loss)	$15,570	$15,998	$8,626	$(2,574)	$37,620

Income (Loss) Per Common Share: (1)
Continuing Operations — Basic and Diluted	$0.48	$0.51	$0.27	$0.37	$1.64
Discontinued Operations — Basic and Diluted	$0.03	$0.02	$0.02	$(0.46)	$(0.37)
Net Income (Loss) Per Common Share — Basic and Diluted	$0.51	$0.54	$0.30	$(0.09)	$1.28

Dividends Per Share	$0.27	$0.28	$0.28	$0.28	$1.11

Weighted Average Common Shares Outstanding — Basic	30,412	29,855	29,115	28,596	29,494
Weighted Average Common Shares Outstanding — Diluted	30,420	29,860	29,128	28,598	29,499

(1)	Basic and diluted earnings per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree with the total year.

Lancaster Colony Corporation
Consolidated Statements of Income
(Unaudited)
The following table reflects the reclassification of fiscal 2007 quarterly amounts for the discontinued operations presentation of our sold automotive operations:

	Fiscal 2007				Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands, except per share data)	Quarter	Quarter	Quarter	Quarter	2007

Net Sales	$226,793	$263,175	$228,450	$227,392	$945,810

Cost of Sales	185,390	209,520	186,134	183,026	764,070

Gross Margin	41,403	53,655	42,316	44,366	181,740

Selling, General & Administrative Expenses	19,520	20,957	20,519	18,708	79,704
Restructuring and Impairment Charge	—	—	1,004	1,122	2,126

Operating Income	21,883	32,698	20,793	24,536	99,910

Interest Income and Other — Net	287	828	259	(24)	1,350

Income From Continuing Operations Before Income Taxes	22,170	33,526	21,052	24,512	101,260

Taxes Based on Income	8,064	12,278	7,746	8,893	36,981

Income From Continuing Operations	14,106	21,248	13,306	15,619	64,279

Discontinued Operations, Net of Tax:
(Loss) Income From Discontinued Operations	(325)	(3,419)	(546)	815	(3,475)
Gain (Loss) on Sale of Discontinued Operations	—	—	739	(15,859)	(15,120)

Total Discontinued Operations	(325)	(3,419)	193	(15,044)	(18,595)

Net Income	$13,781	$17,829	$13,499	$575	$45,684

Income (Loss) Per Common Share: (1)
Continuing Operations — Basic	$0.44	$0.67	$0.42	$0.50	$2.04
Continuing Operations — Diluted	$0.44	$0.67	$0.42	$0.50	$2.03
Discontinued Operations — Basic and Diluted	$(0.01)	$(0.11)	$0.01	$(0.48)	$(0.59)
Net Income Per Common Share — Basic and Diluted	$0.43	$0.56	$0.43	$0.02	$1.45

Dividends Per Share	$0.26	$0.27	$0.27	$0.27	$1.07

Weighted Average Common Shares Outstanding — Basic	31,919	31,735	31,531	31,120	31,576
Weighted Average Common Shares Outstanding — Diluted	31,936	31,770	31,560	31,147	31,603

(1)	Basic and diluted earnings per share are calculated independently for each of the quarters presented. Accordingly, the sum of the quarterly earnings per share amounts may not agree with the total year.

Lancaster Colony Corporation
Business Segment Information
(Unaudited)
The following reflects the reclassification of quarterly amounts for the discontinued operations presentation of our sold automotive operations:

	Fiscal 2008				Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands of dollars)	Quarter	Quarter	Quarter	Quarter	2008

Net Sales:
Specialty Foods	$184,789	$215,150	$197,249	$211,319	$808,507
Glassware and Candles	59,169	54,297	33,577	25,365	172,408

	$243,958	$269,447	$230,826	$236,684	$980,915

Operating Income:
Specialty Foods	$23,774	$28,309	$14,361	$22,531	$88,975
Glassware and Candles	2,413	(780)	(38)	(3,482)	(1,887)
Corporate Expenses	(2,533)	(5,182)	(2,046)	(1,990)	(11,751)

	$23,654	$22,347	$12,277	$17,059	$75,337

	Fiscal 2007				Year Ended
	First	Second	Third	Fourth	June 30,
(In thousands of dollars)	Quarter	Quarter	Quarter	Quarter	2007

Net Sales:
Specialty Foods	$172,287	$192,594	$178,212	$185,564	$728,657
Glassware and Candles	54,506	70,581	50,238	41,828	217,153

	$226,793	$263,175	$228,450	$227,392	$945,810

Operating Income:
Specialty Foods	$24,182	$30,769	$22,046	$24,521	$101,518
Glassware and Candles	(801)	3,923	987	1,603	5,712
Corporate Expenses	(1,498)	(1,994)	(2,240)	(1,588)	(7,320)

	$21,883	$32,698	$20,793	$24,536	$99,910